                                   EXHIBIT 99

For Further Information:

Investor Contact: Deborah Abraham
                  (203) 851-2636

Media Contact:    Nicole Russell/Richard Wool
                  (212) 885-0338/0523


         NORWALK, CONNECTICUT, APRIL 29, 1999 - Oxford Health Plans, Inc. (NASDAQ:OXHP) announced today net earnings of $3.2 million, or $0.04 per common share, for the quarter ended March 31, 1999. The first quarter results were favorably affected by a one-time after tax gain of $7.8 million associated with the disposition of its New York Medicaid business. Excluding the impact of the one-time gain, Oxford posted a loss of $4.6 million, or $0.06 per common share. "The Company's first quarter operating results are better than previously expected and reflect Oxford's improved premium pricing and initiatives to control medical and administrative spending," said Oxford Health Plans' Chief Executive Officer, Norman C. Payson, M.D.

         "Based on our first quarter results, we now believe Oxford can report positive earnings per share for 1999, although we continue to expect losses in the second quarter, principally due to seasonal increases in health care costs and small increases in administrative spending as a percentage of operating revenue," stated Dr. Payson.



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
         Revenues for the quarter ended March 31, 1999 were $1.06 billion, down 6.0% from the fourth quarter of 1998. As of March 31, 1999, Oxford's total membership was approximately 1,691,000 compared to 1,881,400 at December 31, 1998. This reduction resulted from withdrawals from the New York and Pennsylvania Medicaid programs (97,800 members), decreases in Medicare membership (42,700 members) and reductions in commercial membership (49,900 members).

         Health care services expense for the first quarter was $871.9 million, representing a medical loss ratio (health care services as a percentage of premium revenue) of 84.9% compared with 89.4% for the fourth quarter of 1998. Marketing, general and administrative expenses, including related depreciation and amortization, were $149.7 million for the first quarter or 14.5% of operating revenues, compared to $201.0 million for the same period last year or 16.5% of operating revenues and $170.1 million or 15.4% of operating revenues for the fourth quarter of 1998.

         "As expected, cash flow in the first quarter was negatively impacted by receipt of January's $68 million Medicare premium in December 1998 and a reduction in medical costs payable of $59 million associated with runoff of reserves for sold or discontinued businesses," said Yon. Y. Jorden, Oxford's Chief Financial Officer. The Company reported cash used by operations of $127.7 million for the quarter ended March 31, 1999. As of March 31, 1999, the Company had over $1.02 billion in current cash and marketable securities. Oxford's parent company cash and marketable securities were approximately $186 million, ahead of the Company's previous expectations. "Oxford's parent company liquidity has benefited from Oxford's improved financial results," added Jorden.

         Founded in 1984, Oxford Health Plans, Inc. provides health plans to employers and individuals in New York, New Jersey and Connecticut, through its direct sales force, independent insurance agents and brokers. Oxford's services include traditional health maintenance organizations, point-of-service plans, third-party administration of employer-funded benefits plans and Medicare plans.




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
            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements in this press release, including statements concerning future results of operations or financial position, future healthcare and administrative costs, and other statements contained herein regarding matters that are not historical facts, are forward-looking statements (as such term is defined in the Securities Exchange Act of 1934, as amended); and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

- The Company's ability to develop processes and systems to support its operations and to improve its service levels.

- Changes in Federal or State regulation relating to health care and health benefit plans.

- Rising medical costs or higher utilization of medical services, including higher out-of-network utilization under point of service plans.

- Competition from health benefit plan providers and competitive pressure on pricing Oxford products, including acceptance of premium rate increases by the Company's commercial groups.

- High administrative costs in operating the Company's business and the cost and impact on service of changing technologies.

- The ability of the Company to complete and operationalize risk transfer and other provider arrangements and to successfully and timely dispose of certain assets and businesses.

- The effect, if any, of recent events at the Company (including any adverse publicity) on future enrollment in the Company's health benefit plans.

- Any changes in the Company's estimates of its medical costs and expected cost trends as a result of information gained in the process of continuing to reconcile delayed claims or claims paid or denied in error and to pay down backlogged claims.

- The impact of litigation (including purported class and derivative actions filed against the Company and certain officers and directors and proceedings commenced against the Company and several employees by certain healthcare providers), regulatory proceedings and other governmental action (including the ongoing examination, investigation and review of the Company by various Federal and State authorities).

- Those factors included in the discussion under the caption "Business - Cautionary Statement Regarding Forward-Looking Statements" in the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998.



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
                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   THREE MONTHS ENDED MARCH 31, 1999 AND 1998
(IN THOUSANDS, EXCEPT PER SHARE, PER MEMBER PER MONTH AND MEMBERSHIP HIGHLIGHTS
                                     DATA)



Revenues:                                                                                      1999            1998
                                                                                          --------------- ---------------
    Premiums earned                                                                           $1,026,586      $1,213,085
    Third-party administration, net                                                                3,610           5,002
    Investment and other income, net                                                              30,109          11,536
-------------------------------------------------------------------------------------------------------------------------
      Total revenues                                                                           1,060,305       1,229,623
-------------------------------------------------------------------------------------------------------------------------

Expenses:
    Health care services                                                                         871,873       1,066,437
    Marketing, general and administrative                                                        149,737         201,033
    Interest and other financing charges                                                          14,050           6,849
    Restructuring charges                                                                              -          25,000
-------------------------------------------------------------------------------------------------------------------------
      Total expenses                                                                           1,035,660       1,299,319
-------------------------------------------------------------------------------------------------------------------------

Operating earnings (loss) before income taxes                                                     24,645         (69,696)
Income tax expense (benefit)                                                                      10,350         (24,394)
-------------------------------------------------------------------------------------------------------------------------
Net earnings (loss)                                                                               14,295         (45,302)
Less preferred stock dividends and amortization                                                  (11,082)              -
=========================================================================================================================
Net earnings (loss) attributable to common stock                                                 $ 3,213       $ (45,302)
=========================================================================================================================

Earnings (loss) per common share:
    Basic                                                                                          $ .04          $ (.57)
    Diluted                                                                                        $ .04          $ (.57)

Weighted-average common shares outstanding-basic                                                  80,785          79,488
Effect of dilutive securities:
    Stock options                                                                                  4,117               -
    Preferred stock warrants                                                                          83               -
=========================================================================================================================
Weighted-average common shares outstanding-diluted                                                84,985          79,488
=========================================================================================================================

SELECTED INFORMATION:
    Medical-loss ratio                                                                             84.9%           87.9%
    Administrative-loss ratio                                                                      14.5%           16.5%
    Earnings (loss) before income taxes, financing charges, depreciation
      and amortization, and restructuring charges ("EBITDA")                                    $ 52,550       $ (21,441)
    PMPM premium revenue                                                                        $ 204.77        $ 199.83
    PMPM medical expense                                                                        $ 173.91        $ 175.67
    Fully insured member months                                                                  5,013.3         6,070.6

                                                                                                  AS OF MARCH 31
                                                                                          -------------------------------
MEMBERSHIP HIGHLIGHTS                                                                          1999            1998
-------------------------------------------------------------------------------------------------------------------------
Freedom Plan                                                                                   1,286,600       1,400,200
HMO                                                                                              245,700         280,900
Medicare                                                                                         105,900         162,600
Medicaid                                                                                               -         183,500
-------------------------------------------------------------------------------------------------------------------------
Total Fully Insured                                                                            1,638,200       2,027,200
Third-party administration                                                                        52,800          68,500
-------------------------------------------------------------------------------------------------------------------------
Total Membership                                                                               1,691,000       2,095,700
=========================================================================================================================

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      MARCH 31, 1999 AND DECEMBER 31, 1998
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                     ASSETS

                                                                                                    MAR. 31,        Dec. 31,
                                                                                                      1999            1998
                                                                                                 --------------- ---------------
Current assets:
    Cash and cash equivalents                                                                         $ 207,801       $ 237,717
    Investments - available-for-sale, at market value                                                   813,261         922,990
    Premiums receivable                                                                                 133,636         110,254
    Other receivables                                                                                    42,503          36,540
    Prepaid expenses and other current assets                                                             9,913           9,746
    Deferred income taxes                                                                                40,073          43,385
--------------------------------------------------------------------------------------------------------------------------------
        Total current assets                                                                          1,247,187       1,360,632

Property and equipment, at cost, net of accumulated depreciation and
    amortization of $171,725 in 1999 and $160,431 in 1998                                                97,154         112,941
Deferred income taxes                                                                                    87,144          94,182
Restricted investments - held-to-maturity, at amortized cost                                             43,376          44,798
Other noncurrent assets                                                                                  30,320          25,197
--------------------------------------------------------------------------------------------------------------------------------
        Total assets                                                                                 $1,505,181      $1,637,750
================================================================================================================================

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Medical costs payable                                                                             $ 794,410       $ 850,197
    Trade accounts payable and accrued expenses                                                         162,911         176,833
    Unearned premiums                                                                                    38,388         105,993
    Current portion of capital lease obligations                                                         11,785          15,938
    Deferred income taxes                                                                                     -           2,228
--------------------------------------------------------------------------------------------------------------------------------
        Total current liabilities                                                                     1,007,494       1,151,189

Long-term debt                                                                                          350,000         350,000
Obligations under capital leases                                                                         15,576          18,850
Redeemable preferred stock                                                                              309,898         298,816

Shareholder's equity (deficit):
    Preferred stock, $.01 par value, authorized 2,000,000 shares                                              -               -
    Common stock, $.01 par value, authorized 400,000,000
      shares; issued and outstanding 80,851,245 shares in 1999
      and 80,515,872 shares in 1998                                                                         808             805
    Additional paid-in capital                                                                          500,769         506,243
    Accumulated deficit                                                                                (677,995)       (692,290)
    Accumulated other comprehensive earnings (loss)                                                      (1,369)          4,137
================================================================================================================================
        Total liabilities and shareholders' equity (deficit)                                         $1,505,181      $1,637,750
================================================================================================================================

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   THREE MONTHS ENDED MARCH 31, 1999 AND 1998
                                 (IN THOUSANDS)

                                                                            1999          1998
                                                                       ---------------------------
Cash flows from operating activities:
    Net earnings (loss)                                                     $14,295      $(45,302)
    Adjustments to reconcile net earnings (loss) to
      net cash used by operating activities:
        Depreciation and amortization                                        14,344        16,059
        Noncash restructuring charges                                             -        11,200
        Deferred income taxes                                                10,350       (24,394)
        Provision for doubtful accounts                                           -         3,000
        Realized gain (loss) on sale of investments                             542        (1,372)
        Other, net                                                              791             -
        Changes in assets and liabilities:
           Premiums receivable                                              (23,382)      (16,903)
           Other receivables                                                 (5,963)       (8,066)
           Prepaid expenses and other current assets                           (167)      (10,752)
           Medical costs payable                                            (55,787)      (23,764)
           Trade accounts payable and accrued expenses                      (10,568)       12,910
           Income taxes payable/refundable                                        -        48,836
           Unearned premiums                                                (67,605)      (77,706)
           Other, net                                                        (4,505)        1,677
--------------------------------------------------------------------------------------------------
             Net cash used by operating activities                         (127,655)     (114,577)
--------------------------------------------------------------------------------------------------

Cash flows from investing activities:
    Capital expenditures                                                     (1,081)      (29,657)
    Purchases of available-for-sale investments                            (259,355)     (154,891)
    Sales and maturities of available-for-sale investments                  360,389       151,110
    Other, net                                                                  393         4,597
--------------------------------------------------------------------------------------------------
             Net cash provided (used) by investing activities               100,346       (28,841)
--------------------------------------------------------------------------------------------------

Cash flows from financing activities:
    Proceeds from exercise of stock options                                   4,820           330
    Proceeds of notes and loans payable                                           -       200,000
    Payments under capital leases                                            (7,427)            -
--------------------------------------------------------------------------------------------------
             Net cash provided (used) by financing activities                (2,607)      200,330
--------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                        (29,916)       56,912
Cash and cash equivalents at beginning of period                            237,717         4,141
--------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                 $207,801      $ 61,053
==================================================================================================

Supplemental cash flow information:
    Cash payments (refunds) for income taxes, net                             $ (84)     $(48,016)
    Cash payments for interest expense                                        8,795         3,881
Supplemental schedule of noncash investing and financing activities:
      Unrealized appreciation (depreciation) of
        short-term investments                                               (7,734)       (5,043)
      Capital lease obligations incurred                                          -        20,309
      Preferred stock dividends and amortization                             11,082             -